Exhibit 5.1

212-373-3000

212-757-3990

August 17, 2016

Ply Gem Holdings, Inc.

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Company Securities”):

A.	senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B.	shares of preferred stock (including shares issued upon the conversion of the Company Debt Securities) of the Company (the “Company Preferred Stock”);

Ply Gem Holdings, Inc.

C.	shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock) of the Company, par value $0.01 per share (the “Company Common Stock”). The shares of Company Common Stock may be offered by the Company (the “Primary Shares”) and up to 47,957,011 shares of Company Common Stock may be offered by the selling stockholders named in the prospectus (the “Secondary Shares”);

D.	depositary shares representing a fractional share or multiple shares of Company Preferred Stock evidenced by depositary receipts (the “Company Depositary Shares”);

E.	warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock or any combination of them (the “Company Warrants”);

F.	purchase contracts representing the Company’s obligation to sell Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares, Company Warrants or debt obligations of third parties, including government securities (the “Company Purchase Contracts”); and

G.	units consisting of any combination of one or more of Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares, Company Warrants, Company Purchase Contracts or debt obligations of third parties, including government securities (the “Company Units”).

The Company Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate offering price of the Company Securities to be offered by the Company will not exceed $200,000,000.

The Company Senior Debt Securities, if any, are to be issued under an indenture to be entered into by and among the Company and Wells Fargo Bank, National Association, as trustee (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities, if any, are to be issued under an indenture to be entered into by and among the Company and Wells Fargo Bank, National Association, as trustee (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”).

The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to

Ply Gem Holdings, Inc.

be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement; and

2. the forms of Company Senior Debt Indenture and Company Subordinated Debt Indenture (including the form of Securities included therein) attached as Exhibits 4.5 and 4.6 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements

Ply Gem Holdings, Inc.

and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Company Depositary Shares, the Company Warrants, the Company Purchase Contracts, the Company Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Company Purchase Contracts or Company Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Securities of a particular series or issuance, other than the Secondary Shares, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company and, in the case of Company Debt Securities, Company Depositary Shares, Company Warrants, Company Purchase Contracts and Company Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Ply Gem Holdings, Inc.

2. Upon due authorization by the Company of the issuance and sale of shares of a series of Company Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon due authorization by the Company of the issuance and sale of the Primary Shares, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Primary Shares will be validly issued, fully paid and non-assessable.

4. The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company. The Secondary Shares are, or upon exercise of any option held by a selling stockholder in accordance with its terms will be, validly issued, fully paid and non-assessable.

5. When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

6. When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When any Company Purchase Contracts have been duly authorized, executed and delivered by Company, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When any Company Units have been duly authorized, issued and delivered by the Company, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

Ply Gem Holdings, Inc.

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP